UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2011

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2011, CoreLogic, Inc. (the “Company”) announced that James Balas has been named the Company’s Senior Vice President, Controller. Mr. Balas will be appointed as the Company’s principal accounting officer effective March 23, 2011, subject to approval by the Company’s Board of Directors.

Mr. Balas, age 40, joins the Company after serving as Vice President and Corporate Controller for Ameron International, an international manufacturer of products and materials for the chemical, industrial, energy, transportation and infrastructure markets where his responsibilities included corporate strategy, managing corporate accounting and finance and financial reporting and analysis. Prior to joining Ameron International, Mr. Balas served as Chief Financial Officer from 2008 to 2009 for Solar Integrated Technologies, a provider of commercial solutions for the production of solar electric power and as Vice President of Finance from 2006 to 2008. From 2003 to 2006 he served as the Director of Finance and Corporate Development for Keystone Automotives Industries, a distributor of aftermarket automotive parts and accessories. Prior to that, Mr. Balas was with Ernst & Young LLP’s consulting division (acquired in May 2000 by Capgemini) from 1998 to 2003 where he served as Senior Manager, Corporate Development beginning in 2000.

There are no family relationships between Mr. Balas and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transaction proposed, in which Mr. Balas, or any member of his immediate family, has a direct or indirect material interest.

Mr. Balas will receive an annual base salary of $275,000 (“Base Salary”). He is eligible to receive an annual discretionary cash performance bonus with a target award amount of 40% of his Base Salary and an annual long-term equity incentive compensation award with a target award amount of 40% of his Base Salary. Mr. Balas will receive an initial equity award in an amount equivalent to an award value of $110,000.

The Company expects to enter into an Employment Agreement (the “Agreement”) with Mr. Balas, effective as of March 14, 2011 with a term ending March 13, 2013, after which Mr. Balas will be an “at will” employee. If, during the term of the Agreement, Mr. Balas is terminated by the Company without Cause (as defined in the Agreement) or he resigns for Good Reason (as defined in the Agreement), Mr. Balas will be entitled to an amount equal to his Base Salary for the remaining term of the Agreement but not less than 12 months of Base Salary.

The Company expects to enter into a Change in Control Agreement with Mr. Balas, effective as of March 14, 2011 (the “CIC Agreement”). The CIC Agreement is substantially consistent with the Company’s form of Change in Control Agreement filed with, and the material terms described in, the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2010, which is incorporated herein by reference.

A copy of the press release announcing Mr. Balas’ appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: March 14, 2011	By:	/s / STERGIOS THEOLOGIDES
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary